UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 West 5th Street, 28th Floor

Los Angeles, California 90071

(Address of principal executive offices) (zip code)

(323) 688-7911

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 21, 2017, through a series of related transactions, we indirectly acquired an aggregate of 459,999 of the then-issued and outstanding shares of capital stock (the “PCH Purchased Shares”) of PCH Investment Group, Inc., a California corporation (“PCH”) for a purchase price of $300,000.00 in cash and the issuance of shares of our common stock. The PCH Purchased Shares represent 51% of the outstanding capital stock of PCH. In connection with our acquisition of the PCH Purchased Shares, we (or our affiliates) were also granted an indirect option to acquire the remaining 49% (the “PCH Optioned Shares”) of the capital stock of PCH. The option expires on February 10, 2019 (the “PCH Optioned Shares Expiry Date”).

Located in San Diego, California, PCH is a management services business that focuses on the management of cannabis production and manufacturing businesses. On November 1, 2016, PCH entered into a Management Services Agreement (the “PCH Management Agreement”) with California Cannabis Group (“CalCan”) and Devilish Delights, Inc. (“DDI”), both of which are California nonprofit corporations in the cannabis production and manufacturing business (“their business”). CalCan is licensed by the City of San Diego, California, to cultivate cannabis and manufacture cannabis products, as well as to sell, at wholesale, the cultivated and manufactured products at wholesale to legally operated medical marijuana dispensaries. The PCH Management Agreement provides that PCH is responsible for the day-to-day operations and business activities of their business. In that context, PCH is responsible for the payment of all operating expenses of their business (including the rent and related expenditures for CalCan and DDI) from the revenue generated by their business, or on an out-of-pocket basis if the revenue should be insufficient. In exchange for PCH’s services and payment obligations, PCH is entitled to 75% of the gross profits of their business. The PCH Management Agreement does not provide for any gross profit milestone during its first 12 months; thereafter, it provides for an annual $8 million gross profit milestone, with any amount in excess thereof being carried forward to the next annual period. In the event that during any annual period, the gross profit thereunder is less than $8 million (including any carry-forward amounts), then, on a one-time basis, PCH may carry-forward such deficit to the following annual period. If, in that following annual period, the gross profit exceeds $6 million, then PCH shall be entitled to an additional “one-time basis” carry-forward of a subsequent deficit. The term of the PCH Management Agreement is for five years, subject to two extensions, each for an additional five-year period, in all cases subject to earlier termination for an uncured material breach by PCH of its obligations thereunder. We cannot provide any assurance as to the expected gross profit to be generated by their business and receipt of 75% thereof. Clint Pyatt, our current Chief Operating Officer and Senior Vice President, Government Affairs, is a member of the Board of Directors of CalCan and DDI.

Pursuant to a Securities Purchase Agreement, that was made and entered into as of March 16, 2017 (five days before the closing of the transaction), our wholly-owned subsidiary, Pueblo Agriculture Supply and Equipment, LLC, a Delaware limited liability company (“PASE”), acquired the PCH Purchased Shares from the three PCH shareholders: (i) Mystic, LLC, a California limited liability company that Jeff Goh, our Chief Executive Officer, formed and controls for his investments in cannabis projects, (ii) Clint Pyatt, and Steve Kaller, the general manager of PCH (collectively, the “PCH Shareholders”).

As a condition to the Lender entering into the Note Purchase Agreement and the PCH-Related Note (both as noted below) and providing any additional funding to us in connection with our acquisition of the PCH Purchased Shares, our Board of Directors ratified the forms of employment agreements for Mr. Goh, as our Chief Executive Officer, and for Mr. Pyatt, as our prospective President. Once the agreements become effective, and following the second anniversary thereof, the terms will become “at-will.” In addition to payment of a base salary, the agreements will provide for certain cash, option, and equity bonuses, in each case to become subject both to each individual and to us meeting certain performance goals to be acknowledged by them and to be approved by a disinterested majority of our Board of Directors.

Due to the nature of the PCH transaction, and the related parties involved with PCH, we formed a special committee of our Board of Directors to consider all of the aspects of the proposed transaction, as well as the related financing proposed to be provided by the Lender. The special committee consisted of three of our four directors: Ambassador Ned L. Siegel, Mitch Lowe, and Manual Flores. In the context of the special committee’s charge, it engaged an otherwise independent investment banking firm (the “Banker”) to analyze the potential acquisition of the PCH Purchased Shares through the Securities Purchase Agreement (noted above) and the Stock Purchase Option Agreement (noted below), the related financing agreements (all as noted below), other related business and financial arrangements, and the Employment Agreements. After the Banker completed its full review of those agreements and its own competitive analysis, it provided its opinion that the consideration to be paid in connection with the acquisition of the PCH Purchased Shares and the terms of the PCH-Related Note were fair to us from a financial point of view. Following the Banker’s presentation of its analysis and opinion, and the special committee’s own analysis, the special committee unanimously recommended to our full Board of Directors that all of the transactions should be approved and that we should consummate the acquisition of the PCH Purchased Shares, accept the option to acquire the PCH Optioned Shares, and enter into the PCH-Related Note, the documents ancillary thereto, and the Employment Agreements.

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In connection with our acquisition of the PCH Purchased Shares and our option to acquire the PCH Optioned Shares, PASE, EWSD I, LLC, a Delaware limited liability company of which we own 98% of the equity (“EWSD”; the other two percent is owned by two individuals who provide consulting services to us), PCH, and we entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with a third-party lender (the “Lender”). Concurrently, PASE and we (with EWSD and PCH as co-obligors) entered into a related 10% Senior Secured Convertible Promissory Note (the “PCH-Related Note”) in favor of the Lender. The initial principal sum under the PCH-Related Note is $1,000,000.00 and it bears interest at the rate of 10% per annum. Principal and interest are subject to certain conversion rights in favor of the Lender. So long as any principal is outstanding or any interest remains accrued, but unpaid, at any time and from time to time, at the option of the Lender, any or all of such amounts may be converted into shares of our common stock. Notwithstanding such conversion right, and except in the circumstance described in the next sentence, the Lender may not exercise its conversion rights if, in so doing, it would then own more than 4.99% of our issued and outstanding shares of common stock. However, upon not less than 61 days’ notice, the Lender may increase its limitation percentage to a maximum of 9.99%. The Lender’s conversion price is fixed at $0.0001 per share. Principal and accrued interest may be pre-paid from time to time or at any time, subject to 10 days’ written notice to the Lender. Any prepayment of principal or interest shall be increased to be at the rate of 130% of the amount so to be prepaid and, during the 10-day notice period, the Lender may exercise its conversions rights in respect of any or all of the amounts otherwise to be prepaid.

Prior to the closing of the acquisition of the PCH Purchased Shares, but referenced in the Note Purchase Agreement, the Lender had lent to us, in five separate tranches, an aggregate amount of approximately $414,000 (the “Pre-acquisition Loans”), that, in turn, we lent to PCH to use for its working capital obligations. Upon the closing of the acquisition of the PCH Purchased Shares and pursuant to the terms of the PCH-Related Note, the Lender lent to us (i) approximately $86,000, that, in turn, we lent to PCH to use for its additional working capital obligations, (ii) $300,000.00 for the acquisition of the PCH Purchased Shares, and (iii) $90,000.00 for various transaction-related fees and expenses. Immediately subsequent to the closing of the acquisition of the PCH Purchased Shares, the Lender lent to us (x) approximately $170,000.00 for our operational obligations and (y) approximately $114,000 for us partially to repay an equivalent amount of the Pre-acquisition Loans. As of the date of this Current Report, of the potential principal amount of the PCH-Related Note of $1,000,000.00, the Lender has advanced to us approximately $768,000. The balance thereof (approximately $232,000) is in an escrow account, to be released to us upon our requests therefor and the Lender’s approval thereof.

In connection with the Pre-acquisition Loans and the PCH-Related Note, the makers and co-obligors thereof entered into an Amended and Restated Security and Pledge Agreement in favor of the Lender, pursuant to which such parties, jointly and severally, granted to the Lender a security interest in all, or substantially all, of their respective property. Further, PCH entered into a Guarantee in favor of the Lender in respect of the other parties’ obligations under the PCH-Related Note. PCH’s obligation to the Lender under these agreements is limited to a maximum of $500,000.00.

As of the closing of the acquisition of the PCH Purchased Shares, we paid $300,000.00 to the PCH Shareholders. We are also obligated to issue to the PCH Shareholders 1,500,000,000 shares (the “Purchase Price Shares”) of our common stock. That number of issuable shares is subject to certain provisions detailed in the PCH-Related Note, which are summarized in this Current Report.

Notwithstanding the number of issuable shares referenced above, the number of issued Purchase Price Shares is to be equal to 15% of the then-issued and outstanding shares of our common stock at the time that we exercise our option to acquire the PCH Optioned Shares under the Stock Purchase Option Agreement (the “PCH Option Agreement”; the parties to which are PASE, PCH, the PCH Shareholders). Further, in the event that we issue additional equity securities prior to the date on which we issue the Purchase Price Shares at a price per share that is less than the value referenced above, the PCH Shareholders shall be entitled to “full ratchet” anti-dilution protection in the calculation of the number of Purchase Price Shares to be issued (with the exception of a recapitalization by the Lender to reduce our overall dilution).

If we have not exercised the option to acquire the PCH Optioned Shares prior to PCH Optioned Shares Expiry Date, the PCH Shareholders may reacquire the PCH Purchased Shares from us for the same cash consideration ($300,000.00) that we paid to them for those shares. Further, if we are in default of our material obligations under the Securities Purchase Agreement, or if PASE is the subject of any bankruptcy proceedings, then the PCH Shareholders have the same reacquisition rights noted in the preceding sentence.

Pursuant the PCH Option Agreement, PASE was granted the option to purchase all 49%, but not less than all 49%, of the PCH Optioned Shares. The exercise price for the PCH Optioned Shares is an amount equivalent to five times PCH’s “EBITDA” for the 12-calendar month period, on a look-back basis, that concludes on the date of exercise of the Option, less $10.00 (which was the purchase price of the option). The calculation of the 12-month EBITDA is to be determined by PASE’s (or our) then-currently engaged independent auditors. If we exercise the option prior to the first anniversary of the closing of the acquisition of the PCH Purchased Shares, then the exercise price for the PCH Optioned Shares shall be based on the EBITDA for the entire 12-calendar month period that commenced with the effective date of the PCH Option Agreement.

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Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We hereby incorporate by reference in this item the disclosure provided in respect of Item 1.01 Entry into a Material Definitive Agreement.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

We hereby incorporate by reference in this item the disclosure provided in respect of Item 1.01 Entry into a Material Definitive Agreement.

Section 8 - Other Events

Item 8.01 Other Events.

We hereby incorporate by reference in this item the disclosure provided in respect of Item 1.01 Entry into a Material Definitive Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: March 27, 2017	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	Chief Executive Officer

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